EXHIBIT 99.1
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         Certification of Chief Executive Officer Pursuant to
                        18 U.S.C. Section 1350,
                        As Adopted Pursuant to
             Section 906 of the Sarbanes-Oxley Act of 2002



In connection with the Annual Report of Jones Lang LaSalle Incorporated (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher A. Peacock, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




                                  /s/ Christopher A. Peacock
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                                  Christopher A. Peacock
                                  Chief Executive Officer
                                  February 27, 2003



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.